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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 333-107218, 333-97091, 333-67094, 333-42664,
033-81980, 333-61003, 333-19351, and 333-14833) and Form S-3 (No's. 333-92040,
333-37876, 333-77631, 333-70333, and 333-67781) of Plantronics, Inc. of our
report dated May 14, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
May 24, 2004